Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED

HAZARDOUS MATERIALS INDEMNITY AGREEMENT

THIS AMENDED AND RESTATED HAZARDOUS MATERIALS INDEMNITY AGREEMENT (the “Agreement”) is made as of December 20, 2019, by THE PARTIES LISTED ON Schedule I attached hereto (collectively, the “Borrowers”), and HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Principal”) (together with Borrowers, individually and collectively, the “Indemnitor”), for the benefit of CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders under the hereinafter described Loan Agreement (together with its successors and permitted assigns in such capacity, “Administrative Agent”), for the benefit of the Lenders.

RECITALS

A.                Contemporaneously with the execution of this Agreement, Borrowers have executed and delivered to Administrative Agent and Lenders that certain Amended and Restated Loan Agreement (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), among Borrowers, Administrative Agent, Lenders and the other parties from time to time party thereto, and one or more promissory notes (as renewed, amended, increased and extended from time to time, and together with all notes executed in renewal, extension, replacement and substitution therefor, collectively, the “Notes”) in the aggregate principal amount of Three Hundred Seventy-eight Million Five Hundred Thousand and No/100 Dollars ($378,500,000.00) in evidence of the loan (as renewed, amended, increased and extended from time to time, the “Loan”) made by Lenders to Borrowers.

B.                 The Loan is secured in part by those certain Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing; Mortgages, Assignment of Leases and Rents, Security Agreement and Fixture Filing; Leasehold Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing; and Leasehold Mortgages, Assignment of Leases and Rents, Security Agreement and Fixture Filing, each dated the date hereof given by Borrowers to Administrative Agent (for the benefit of Lenders) (collectively, the “Mortgages”). The Mortgages encumber Borrowers’ interest in and to the real and personal property described in the Mortgages (collectively, the “Mortgaged Property”).

C.                 Lenders have required, as a condition of funding the Loan, that Indemnitor indemnify and hold Administrative Agent and Lenders harmless against and from certain obligations for which Administrative Agent or Lenders may incur liability, by reason of the threat or presence of any Hazardous Materials (as defined herein) at the Mortgaged Property, all as more particularly described herein.

D.                Principal is the owner of a direct or indirect interest in Borrowers, and Principal will directly benefit from Lenders’ making the Loan to Borrowers.

NOW, THEREFORE, in consideration of the premises, Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound, hereby agrees as follows:

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1.                  Recitals. The foregoing recitals are incorporated into this Agreement by this reference.

2.                  Certain Definitions. As used herein, the following terms have the meanings indicated:

2.1              “Environmental Laws” means any federal, or applicable state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing the environment or natural resources, or Hazardous Materials, including, without limitation, such laws governing or regulating (a) the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release discharge of, or exposure to, Hazardous Materials, or (b) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.

2.2              “Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (PCBs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, (h) any other substance, material, waste or mixture which is listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws, (i) any excessive moisture, mildews, mold or other fungi in quantities and/or concentrations that could reasonably be expected to pose a risk to human health or the environment, or (j) any elements, materials, compounds, mixtures, chemicals, wastes, pollutants, contaminants or substances known to cause cancer or reproductive toxicity, that, because of its quantity, concentration, or physical or chemical characteristics, exposure is regulated by any governmental authority having jurisdiction over human health and safety, natural resources or the environment, or which poses a significant present or potential hazard to human health and safety, or to the environment, if released into the workplace or the environment. “Hazardous Materials” excludes common office, cleaning and maintenance supplies in sufficient quantities to permit the efficient operation of businesses at the Mortgaged Property, provided that such supplies are stored, contained and otherwise dealt with in accordance with applicable Environmental Laws, and biomedical waste and other hazardous substances or materials used or generated in the ordinary course of business at the Mortgaged Property, lawfully permitted at the Mortgaged Property by applicable law and disposed of in full compliance with Environmental Laws.

2.3              “Liabilities” means any loss, claim, investigation, remediation, demand, obligation, debt, damage, lien, liability (including without limitation strict liability), penalty, fine, charge, lawsuit, action or other proceeding, order, judgment, adjudication, injunctive relief, award, fee, cost, expense, personal injury, injury to property or natural resources, or amount paid in settlement of any of the foregoing, including without limitation reasonable out-of-pocket attorneys’ fees and expenses and other costs of investigation, or defense, including, but not limited to, those incurred upon any appeal or in connection with responding to subpoenas, third parties or otherwise, out-of-pocket expenses of consultants and expert witnesses, investigatory fees, remediation costs and fees, whether incurred in connection with any judicial or administrative proceeding, pursuant to any voluntary cleanup program, or otherwise. The term “Liabilities” specifically excludes compensatory, consequential, exemplary, special and punitive damages imposed unless paid to a third party.

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2.4              “Site Assessment” means an environmental engineering report for the Mortgaged Property prepared by an engineer reasonably selected by Administrative Agent and engaged by Borrower, and in a manner satisfactory to Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Mortgaged Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-93 (or any successor thereto published by ASTM) and good customary and commercial practice.

Other capitalized terms used in this Agreement and not defined shall have the meanings assigned to such terms in the Loan Agreement.

3.                  Indemnity.

3.1              In accordance with the terms of the Loan Agreement, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Materials at, upon, within, or otherwise affecting the Mortgaged Property lies solely with the Indemnitor and the Indemnitor has agreed to bear all risks and costs associated with any loss, damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Administrative Agent or by law. Indemnitor shall at all times indemnify, defend and hold Administrative Agent and Lenders, their respective affiliates, shareholders, partners, members, directors, officers, employees, agents, successors and assigns (individually and collectively, “Indemnitees”) harmless from and against any and all Liabilities incurred by Indemnitees, whether as mortgagee under the Mortgages, as a mortgagee in possession, or as successor-in-interest to Borrowers by foreclosure deed or deed in lieu of foreclosure, and whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those Liabilities arising from the joint, concurrent or comparative negligence of Administrative Agent or Lenders and including any Liabilities arising out of or associated, in any way, with the following:

(a)               the non-compliance of the Borrowers or the Mortgaged Property with Environmental Laws;

(b)               any discharge or release of Hazardous Materials, the threat of discharge or release of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Mortgaged Property in violation of Environmental Law;

(c)               any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the discharge or release of Hazardous Materials, the threat of discharge or release of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Mortgaged Property in violation of Environmental Law;

(d)               any lawsuit brought or threatened, settlement reached, or government order relating to the discharge or release of Hazardous Materials, the threat of discharge or release of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Mortgaged Property in violation of Environmental Law;

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(e)               a material breach of any representation, warranty or covenant contained in any of the Loan Documents relating to Hazardous Materials or Environmental Laws not cured within any applicable grace or notice period; and

(f)                the imposition of any environmental lien encumbering the Mortgaged Property;

provided, however, Indemnitor shall not be liable under such indemnification (i) to the extent such Liabilities result solely from any Indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) matters resulting solely from the actions or omissions of any Indemnitee taken after any such parties or any third parties have taken title to, or exclusive possession of the Property, (iii) solely out of Hazardous Materials in or on the Property or any violations of Environmental Law that were not present prior to the date that Administrative Agent, any Lender or any assignee, designee or nominee thereof or any other Person takes possession of or acquires title to the Property whether by foreclosure of the Mortgaged Property, foreclosure of the Pledged Interests (as defined in the Assignment of Ownership Interests), exercise of power of sale, acceptance of a deed or assignment-in-lieu of foreclosure, or otherwise.

3.2              Indemnitor’s obligations under this Agreement shall arise upon the discovery of the presence of any Hazardous Materials in violation of Environmental Law, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials and whether or not the existence of any such Hazardous Materials or potential liability on account thereof is disclosed in the Site Assessment, and subject to the previous paragraph in Section 3.1 above and Section 3.3 below, shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Mortgaged Property (by foreclosure, deed in lieu of foreclosure or otherwise).

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3.3              Indemnitor hereby acknowledges and agrees that the provisions of this Agreement shall supersede any provisions in the Loan Documents which in any way limit the liability of Indemnitor (including those contained in Article 12 of the Loan Agreement), and that Indemnitor shall be personally liable for any and all obligations arising under this Agreement even if the amount of liability incurred exceeds the amount of the Loan. Subject to Section 3.1 above and the below provisions of this Section 3.3, all of the representations, warranties, covenants and indemnities of this Agreement shall survive the repayment of the Notes and/or the release of the lien of the Mortgages from the Mortgaged Property and shall survive the transfer of any or all right, title and interest in and to the Mortgaged Property by Borrowers to any party. Indemnitor hereby acknowledges and agrees that, notwithstanding anything contained in any of the Loan Documents to the contrary, this Agreement and the obligations of Indemnitor under this Agreement shall not be secured by the Mortgages or any other Loan Documents or any other mortgage, deed of trust or other security document securing any obligations of Borrowers in connection with the Loan. Notwithstanding the foregoing or anything contained in this Agreement or any other Loan Documents to the contrary, if, (a) at any time after the third anniversary of repayment in full of the Debt, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, or (b) with respect to any Project that is released from the lien of the applicable Security Instrument in accordance with the terms of Section 2.18 of the Loan Agreement, at any time after the third anniversary of the effective date of such release, Administrative Agent is provided with an updated Site Assessment of the related Project indicating, to Indemnitee’s reasonable satisfaction, that there are no Hazardous Materials located on, in, above or under such Project in violation of any applicable Environmental Laws, then the obligations and liabilities of Indemnitor under this Agreement shall cease and terminate with respect to such Projects. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that such liabilities and obligations arose solely from Hazardous Substances that: (y) were not present on or a threat to any Project prior to the date that Administrative Agent, any Lender or its nominee or designee acquired title to such Project, or to the Pledged Interests of the Indemnitor owning such Project, whether by foreclosure, exercise of power of sale or otherwise, and (z) were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.

3.4              Notwithstanding any provision in this Agreement or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Administrative Agent and Lenders do not waive and expressly reserve all rights and benefits now or hereafter accruing to Administrative Agent and Lenders under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Administrative Agent or Lenders pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception.”

3.5              A separate right of action hereunder shall arise each time Administrative Agent or Lenders acquire knowledge of any violation of any of the terms hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

3.6              Upon written request by Administrative Agent, Indemnitor shall defend Administrative Agent and Lenders (and if requested by Administrative Agent, in the name of Administrative Agent for the benefit of Lenders) by attorneys and other professionals reasonably approved by Administrative Agent. Notwithstanding the foregoing, Administrative Agent may, in its reasonable discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of Administrative Agent, its attorneys shall control the resolution of any claim or proceeding, provided that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of Administrative Agent, reimburse Administrative Agent for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

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4.                  Covenants of Indemnitor.

4.1              Indemnitor shall (i) comply in all respects with applicable Environmental Laws and undertake reasonable steps to the protect the Mortgaged Property from Hazardous Materials; (ii) notify Administrative Agent promptly following Indemnitor’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within or otherwise affecting the Mortgaged Property; (iii) promptly remove any Hazardous Materials and remediate the Mortgaged Property to the extent required by and in full compliance with applicable Environmental Laws; and (iv) promptly forward to Administrative Agent copies of all orders, notices, permits, applications or other written communications and reports received by Indemnitor in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters regulated by the Environmental Laws, as they may affect the Mortgaged Property or Indemnitor.

4.2              Indemnitor shall not cause and shall prohibit any other Person from (i) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Mortgaged Property or the transportation of any Hazardous Materials to or from the Mortgaged Property, (ii) installing any underground storage tanks at the Mortgaged Property in each case in violation of applicable Environmental Law, or (iii) conducting any activity that requires a permit or other government or quasi-government authorization under Environmental Laws without the prior written consent of Administrative Agent.

4.3              Indemnitor shall provide to Administrative Agent, at Indemnitor’s expense promptly upon the written request of Administrative Agent from time to time, a Site Assessment or, if required by Administrative Agent, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Mortgaged Property, in each case in violation of applicable Environmental Law. Indemnitor shall pay the cost of no more than one such Site Assessment or update in any twelve (12)-month period, unless (a) Administrative Agent’s request for a Site Assessment is based on information provided under Section 4.1, or (b) there exists credible evidence that there is reasonably likely to be Hazardous Materials at or near the Mortgaged Property, a breach of representations under Section 8, or an Event of Default relating to a failure to comply with applicable Environmental Law, in which case any such Site Assessment or update shall be at Indemnitor’s expense.

5.                  Reliance. Indemnitor recognizes and acknowledges that in making the Loan and accepting the Mortgages and the other Loan Documents, Administrative Agent and Lenders are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth herein and in the Loan Documents without any obligation to investigate the Mortgaged Property and notwithstanding any investigations of the Mortgaged Property by Administrative Agent or Lenders; that such reliance exists on the part of Administrative Agent and Lenders prior hereto; that such warranties and representations are a material inducement to Lenders in making the Loan and accepting the Mortgages and other Loan Documents; and that Lenders would not be willing to make the Loan and accept the Mortgages in the absence of such warranties and representations.

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6.                  Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Notes, the Mortgages, the Loan Agreement or any other Loan Documents. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) the unenforceability of the Notes, Mortgages, Loan Agreement or any other Loan Document against Borrowers and/or any guarantor or Borrower Party; (b) any release or other action or inaction taken by Administrative Agent on behalf of Lenders with respect to the Mortgaged Property, the Loan, the Borrowers and/or any other Borrower Party, whether or not the same may impair or destroy any subrogation rights of the Indemnitor, or constitute a legal or equitable discharge of any surety or indemnitor; (c) the existence of any collateral or other security for the Loan, and any requirement that Administrative Agent or Lenders pursue any of such collateral or other security, or pursue any remedies it may have against Borrowers and/or any other Borrower Party; (d) any requirement that Administrative Agent or Lenders provide notice to or obtain Indemnitor’s consent to any modification, increase, extension or other amendment of the Loan; (e) any right of subrogation (until payment in full of the Loan and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims); (f) any payment by Borrowers to Administrative Agent or Lenders if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Administrative Agent or Lenders are otherwise required to refund such payment to Borrowers or any other party; (g) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrowers or any of their assets; (h) any extensions of time for performance required by the Notes, the Mortgages, the Loan Agreement or any of the other Loan Documents; (i) except as otherwise specifically provided herein, any sale or transfer of all or part of the Mortgaged Property; (j) any exculpatory provision in the Notes, the Mortgages, the Loan Agreement or any of the other Loan Documents limiting Administrative Agent’s or Lenders’ recourse to the Mortgaged Property or to any other security for the Notes, or limiting Administrative Agent’s or Lenders’ rights to a deficiency judgment against any Indemnitor; (k) the accuracy or inaccuracy of the representations and warranties made by the Borrowers under the Notes, the Mortgages, the Loan Agreement or any of the other Loan Documents or herein; (l) the release of the Borrowers or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in the Notes, Mortgages, Loan Agreement or any of the other Loan Documents by operation of law, any Borrower’s voluntary act, or otherwise; (m) the release or substitution in whole or in part of any security for the Notes; or (n) Administrative Agent’s failure to record the Mortgages or file any UCC financing statements (or Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Notes; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.

7.                  Enforcement. Administrative Agent may enforce, on behalf of Lenders, the obligations of the Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Notes, the Mortgages, or any other Loan Document or any of the Mortgaged Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Administrative Agent, on behalf of Lenders, from suing on the Notes, foreclosing, or exercising any power of sale under, the Mortgages, or exercising any other rights and remedies it may have under the Loan Documents. It is not necessary for an Event of Default to have occurred for Administrative Agent, on behalf of Lenders, to exercise its rights pursuant to this Agreement.

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8.                  Indemnitor’s Representations and Warranties.

8.1              Representations Regarding Indemnitor. Indemnitor hereby represents and warrants with respect to Indemnitor that:

(a)               it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/partnership/company action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b)               its execution of, and compliance with, this Agreement is in the ordinary course of business of that Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, articles of organization, operating agreement or other governing instrument of that Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which the Indemnitor or the Mortgaged Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Mortgaged Property is subject;

(c)               there is no action, suit, proceeding or investigation pending or, to the best of Indemnitor’s knowledge, threatened against it which, either in any one instance or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)               it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)               no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party (that has not already been obtained) is required in connection with entering into this Agreement; and

(f)                this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

8.2              Representations Regarding the Mortgaged Property. Indemnitor hereby represents and warrants with respect to the Mortgaged Property that except as may be disclosed in the Site Assessment:

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(a)               no Hazardous Material is now or, to the best of Indemnitor’s knowledge, was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at, under or within the Mortgaged Property or, to Borrower’s knowledge, any property adjacent to the Mortgaged Property and no Hazardous Material since Borrower’s ownership of the Mortgaged Property was removed or transported from the Mortgaged Property;

(b)               all permits, licenses, approvals and filings required by Environmental Laws for the operation of the Mortgaged Property have been obtained, and the use, operation and condition of the Mortgaged Property, does not violate any Environmental Laws;

(c)               no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding is pending or threatened in writing, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Mortgaged Property concerning Hazardous Materials or Environmental Laws;

(d)               no underground storage tanks exist on any part of the Mortgaged Property; and

(e)               Indemnitor has not received any notice from any Person, public or private, alleging any violation of or potential liability under any Environmental Law with regard to the Mortgaged Property, nor has Indemnitor, or to Indemnitor’s knowledge, any third party prior owner, tenant or other occupant of the Mortgaged Property, received any administrative order or entered into any administrative consent order with any governmental agency with respect to Hazardous Materials on or at the Mortgaged Property.

9.                  Interest. In the event that Administrative Agent incurs any obligations, costs or expenses under this Agreement, Indemnitor shall pay Administrative Agent promptly on demand, and if such payment is not received within ten (10) Business Days, interest on such amount shall, after the expiration of the ten (10) Business Day period, accrue at the Default Rate until such amount, plus interest, is paid in full.

10.              Joint and Several Liability. In the event that this Agreement is executed by more than one party as Indemnitor, the liability of such parties is joint and several. In addition, Indemnitor’s obligations hereunder are joint and several with any other person now or hereafter obligated under the Loan Documents and are independent of any obligations of Indemnitor under the Loan Documents. A separate action or actions may be brought and prosecuted against Indemnitor, whether or not action is brought against any other person or whether or not any other person is joined in such action or actions.

11.              Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

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If to Indemnitor:	c/o Healthcare Trust Operating Partnership, L.P.
405 Park Avenue, 4th Floor
New York, New York 10022
Attention: Healthcare General Counsel

with a copy to	Eversheds Sutherland LLP
1114 Avenue of the Americas, 40th Floor
New York, New York 10036-7703
Attention: John J. Busillo, Esq.
Facsimile: (212) 389-5099

To Administrative Agent:	Capital One, National Association 77 W. Wacker Drive, 10th Floor Chicago, Illinois 60601 Attention: Jeffrey Muchmore, Credit Executive Facsimile: (855) 332-1699 Reference: HTI/MOB Portfolio
And a copy to:

Capital One, National Association

5804 Trailridge Drive

Austin, Texas 78731

Attention: Diana Pennington, Senior Director, Associate General Counsel

Facsimile: (855) 438-1132

Reference: HTI/MOB Portfolio

And a copy to:	Capital One, National Association 77 W. Wacker Drive, 10th Floor Chicago, Illinois 60601 Attention: Dan Eppley, Senior Director Facsimile: (855) 544-4044 Reference: HTI/MOB Portfolio
And a copy to:	Capital One, National Association 77 W. Wacker Drive, 10th Floor Chicago, Illinois 60601 Attention: Jason LaGrippe, Vice President Facsimile: (312) 739-3870 Reference: HTI/MOB Portfolio

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Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first (1st) Business Day after deposit with an overnight air courier service, (3) on the third (3rd) Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Indemnitor, as the case may be, or (4) if given by telecopy, when transmitted to the party’s telecopy number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

12.              Waivers. No course of dealing on the part of Administrative Agent, Lenders, or their respective officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or Lenders with respect to exercising any right, power or privilege of Administrative Agent or Lenders hereunder, shall operate as a waiver thereof.

13.              Severability. If any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

14.              Inconsistencies Among the Loan Documents. Nothing contained herein is intended to modify in any way the obligations of Indemnitor under the Loan Agreement, the Notes, the Mortgages or any other Loan Document.

15.              Successors and Assigns. This Agreement shall be binding upon Indemnitor’s successors, assigns and representatives and shall inure to the benefit of Administrative Agent, Lenders and their respective successors and permitted assigns.

16.              Controlling Laws. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to conflicts of laws principles.

17.              Construction. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. Time is of the essence in the performance of this Agreement by Indemnitor.

18.              Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, INDEMNITOR AND ADMINISTRATIVE AGENT (ON ITS BEHALF AND ON BEHALF OF THE LENDERS) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THE LOAN OR THE MORTGAGED PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDERS TO MAKE THE LOAN.

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19.              Venue. INDEMNITOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. INDEMNITOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. INDEMNITOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON INDEMNITOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO INDEMNITOR, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

20.              Transfer of Loan. Indemnitor acknowledges that any Lender may, at any time, subject to and in accordance with the terms of the Loan Agreement, sell, transfer or assign all or any part of its interest in the Notes, the Loan Agreement, the Mortgages, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement as more fully set forth in the Loan Agreement, which terms are incorporated herein by reference. Indemnitor agrees to cooperate, as and to the extent set forth in the Loan Agreement, with Administrative Agent in connection with any such transfer made or as may be reasonably requested by Administrative Agent. Indemnitor shall also furnish, and Indemnitor hereby consents to Administrative Agent furnishing to any such prospective transferee or participant, as and to the extent set forth in the Loan Agreement, any and all information concerning the financial condition of the Indemnitor and any and all information as may be reasonably requested by Indemnitee or any prospective transferee or participant in connection with any sale, transfer or participation interest, provided such prospective transferee or participant agree to keep such information confidential.

21.              Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

22.              California Provisions. Indemnitor hereby waives, to the maximum extent permitted by California Civil Code Section 2856 and/or other applicable law, all suretyship rights and defenses which might otherwise be available to Indemnitor under or pursuant to California Civil Code Sections 2787 through 2855 inclusive.

22.1          Indemnitor hereby waives all rights and defenses that Indemnitor may have because the Borrowers’ debt is secured by real property. This means, among other things:

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(a)               Lender may collect from Indemnitor without first foreclosing on any real or personal property collateral pledged by the Borrowers;

(b)               If Lender forecloses on any real property collateral pledged by the Borrowers:

(i)       For purposes of this Agreement the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(ii)       Lender may collect from Indemnitor even if Lender, by foreclosing on the real property collateral, has destroyed any right Indemnitor may have to collect from Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have because the Borrowers’ debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

22.2          Indemnitor hereby waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Indemnitor’s rights of subrogation and reimbursement against Borrowers by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

22.3          Without limiting the generality of the foregoing, Indemnitor hereby expressly: (a) waives any and all benefits which might otherwise be available to it under this Agreement under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any similar statutes of other states; (b) acknowledges that Section 2856 of the California Civil Code authorizes and validates waivers of a guarantor's rights of subrogation and reimbursement and certain other rights and defenses available to Indemnitor under California law; and (c) in connection with this Agreement and except as otherwise provided herein, waives all rights of subrogation, reimbursement, indemnification and contribution and all other rights and defenses that are or may become available by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

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23.               Amendment and Restatement. Indemnitor agrees that this Agreement is given as a continuation, modification and extension of the Hazardous Materials Indemnity Agreement dated as of June 30, 2019 (the “Original Agreement”) by certain Indemnitors in favor of Administrative Agent and shall not constitute a novation of the Original Agreement. Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of Indemnitor contained in the Original Agreement, but subject to Indemnitor’s rights under Article 3 hereof, each Indemnitor acknowledges and agrees that any causes of action or other rights created in favor of the Indemnified Parties and Lenders arising out of the representations and warranties of Indemnitors contained in the Original Agreement (but only with respect to the period of time prior to the date hereof) shall survive the execution and delivery of this Agreement/Guaranty. Subject to Indemnitor’s rights under Article 3 hereof, all indemnification and guaranty obligations of Indemnitor/Guarantor pursuant to the Original Agreement (including any arising from a breach of the representations thereunder) but only with respect to the period of time prior to the date hereof, shall survive the amendment and restatement of the Original Agreement pursuant to this Agreement.

[Signatures Begin on the Following Page]

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IN WITNESS WHEREOF, Indemnitor has executed this Amended and Restated Hazardous Materials Indemnity Agreement as of the date first above written.

INDEMNITOR:

ARHC CSDOUGA01, LLC
ARHC BGBOWMD01, LLC
ARHC CAROCMI02, LLC
ARHC CAROCMI01, LLC
ARHC UCELKCA01, LLC
ARHC BRHBGPA01, LLC
ARHC CHHBGPA01, LLC
ARHC FOMBGPA01, LLC
ARHC FMMUNIN02, LLC
ARHC MVMVNWA01, LLC
ARHC CPHAMVA01, LLC
ARHC ESMEMTN01, LLC
ARHC BLHBGPA01, LLC
ARHC MSHBGPA01, LLC
ARHC PCSHVMS01, LLC
ARHC PVPHXAZ01, LLC
ARHC AORMDVA01, LLC
ARHC AHHFDCA01, LLC
ARHC CMCNRTX01, LLC
ARHC LMPLNTX01, LLC
ARHC SCVSTCA01, LLC
ARHC GMCLKTN01, LLC
ARHC PRPEOAZ05 TRS, LLC
ARHC PRPEOAZ01, LLC
ARHC CSCLWFL01, LLC
ARHC DELVSNV01, LLC
ARHC DELVSNV02, LLC
ARHC WIGNFWI01, LLC
ARHC WISMLWI01, LLC
ARHC SAVENFL01, LLC
ARHC PCLMYPA01, LLC
ARHC PPLVLGA01, LLC
ARHC WISTFWI01, LLC,
each a Delaware limited liability company

By:	/s/Michael Anderson
Name:	Michael Anderson
Title:	Authorized Signatory

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HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Healthcare Trust, Inc., a Maryland corporation, its general partner

	By:	/s/Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

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SCHEDULE I

LIST OF BORROWERS

1.	ARHC CSDOUGA01, LLC
2.	ARHC BGBOWMD01, LLC
3.	ARHC CAROCMI02, LLC
4.	ARHC CAROCMI01, LLC
5.	ARHC UCELKCA01, LLC
6.	ARHC BRHBGPA01, LLC
7.	ARHC CHHBGPA01, LLC
8.	ARHC FOMBGPA01, LLC
9.	ARHC FMMUNIN02, LLC
10.	ARHC MVMVNWA01, LLC
11.	ARHC CPHAMVA01, LLC
12.	ARHC ESMEMTN01, LLC
13.	ARHC BLHBGPA01, LLC
14.	ARHC MSHBGPA01, LLC
15.	ARHC PCSHVMS01, LLC
16.	ARHC PVPHXAZ01, LLC
17.	ARHC AORMDVA01, LLC
18.	ARHC AHHFDCA01, LLC
19.	ARHC CMCNRTX01, LLC
20.	ARHC LMPLNTX01, LLC
21.	ARHC SCVSTCA01, LLC
22.	ARHC GMCLKTN01, LLC
23.	ARHC PRPEOAZ05 TRS, LLC
24.	ARHC PRPEOAZ01, LLC
25.	ARHC CSCLWFL01, LLC
26.	ARHC DELVSNV01, LLC
27.	ARHC DELVSNV02, LLC
28.	ARHC WIGNFWI01, LLC
29.	ARHC WISMLWI01, LLC
30.	ARHC SAVENFL01, LLC
31.	ARHC PCLMYPA01, LLC
32.	ARHC PPLVLGA01, LLC
33.	ARHC WISTFWI01, LLC

AMENDED AND RESTATED ENVIRONMENTAL INDEMNITY AGREEMENT – Schedule I

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